Exhibit 3.355
STATE OF FLORIDA DEPARTMENT OF STATE I, RICHARD (DICK) STONE, Secretary of State of the State of Florida, do hereby certify that the following is a true and correct copy of CERTIFICATE OF INCORPORATION OF FERRY PASS HOSPITAL, INC. a corporation organized and existing under the Laws of the State of Florida, filed on the 23rd day of August, A.D., 19 73 as shown by the records of this office. GIVEN under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the 30th day of October, A.D., 19 73. SECRETARY OF STATE

FERRY PASS HOSPITAL, INC.
     The undersigned subscribers to these Articles of Incorporation, each a natural person competent to contract, hereby associate themselves together to form a corporation under the laws of the State of Florida.
ARTICLE I.
NAME
     The name of this corporation is: Ferry Pass Hospital, Inc.
ARTICLE II.
NATURE OF BUSINESS
     The general nature of the business to be transacted by this corporation is the management of public non-profit hospitals and the owning and operation of private general hospitals and including, but not limited to pharmacies, psychiatric care facilities, beauty shops, book stores, flower and gift stores, in connection with said management, ownership and operation of hospitals. The foregoing notwithstanding, this corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida and may exercise those powers as enumerated in Section 608.13 of the Florida General Corporation Law as presently in force or as may be amended.
ARTICLE III.
CAPITAL STOCK
     A maximum number of shares of capital stock which this corporation shall be authorized to issue and have outstanding at any one time is one thousand (1,000) shares of common stock having a par value of One Dollar ($1.00) per share.
     All of said stock shall be payable in cash or property at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose. Any and all shares issued, for which the consideration has been paid shall be non-assessable and shall not be liable to any further call or assessment thereon.
ARTICLE IV.
INITIAL CAPITAL
     The amount of capital with which this corporation shall begin business is One Thousand Dollars ($1,000).
ARTICLE V.
TERM OF EXISTENCE
     This corporation is to exist perpetually.
ARTICLE VI.
PRINCIPAL OFFICE
     The street address of the principal office of this corporation in the State of Florida is 8301 N. Davis Highway, Pensacola, Florida. The Board of Directors may from time to time move the principal office to any other address.
ARTICLE VII.
DIRECTORS
     This corporation shall have three directors, initially. The number of directors may be increased or diminished from time to time, by bylaws adopted by the stockholders, but shall never be less than three. The stockholders shall have the power at any special or regular meeting to remove a director at any time without cause by a majority vote and may fill the vacancy thereby created in a like manner.
ARTICLE VIII.
INITIAL DIRECTORS
     The names and street addresses of the members of the first Board of Directors are:

John C. Neff	One Park Plaza
Nashville, Tennessee 37202

Thomas F. Frist, Jr.	One Park Plaza
Nashville, Tennessee 37202

Robert P. Brueck	One Park Plaza
Nashville, Tennessee 37202

ARTICLE IX
SUBSCRIBERS
     The names and street addresses of each subscriber of these Articles of Incorporation are:

John C. Neff	One Park Plaza
Nashville, Tennessee 37202

Thomas F. Frist	One Park Plaza
Nashville, Tennessee 37202

Robert P. Brueck	One Park Plaza
Nashville, Tennessee 37202
The proceeds of stock subscribed for will be at least as much as the amount necessary to begin business.
ARTICLE X.
POWERS OF THE BOARD OF DIRECTORS
     In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
     To make and alter the bylaws of the corporation.
     To fix the amount to be reserved as working capital over and above its capital stock paid in.
     To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.
     From time to time to determine whether and to what extent, and at what time and places, and under what considerations and what regulations, the accounts and books of this corporation, (other than stock books), or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.
     Pursuant to the affirmative vote of the stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power, given at a stockholders’ meeting duly called for that purpose or when authorized by the written consent of stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power, the

Board of Directors shall have the power and authority at any meeting to sell, lease, or exchange all the property and assets of this corporation, including its goodwill and its corporate franchises, or any property or assets essential to the business of the corporation, upon such terms and conditions as its Board of Directors deem expedient and for the best interest of the corporation.
     This corporation may in its bylaws confer powers upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conveyed upon them by the statute.
ARTICLE XI.
MEETINGS OUTSIDE THE STATE
     Both stockholders and directors shall have the power, if the bylaws so provide, to hold their meetings within or without the State of Florida, and to keep the books in this corporation (subject to the provisions of the statute), outside of the State of Florida in such places as may be from time to time designated by the Board of Directors.
ARTICLE XII.
AMENDMENTS
     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders’ meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

/s/ John C. Neff	(SEAL)

John C. Neff

/s/ Thomas F. Frist, Jr.	(SEAL)

Thomas F. Frist, Jr.

/s/ Robert P. Brueck	(SEAL)

Robert P. Brueck

STATE OF TENNESSEE
COUNTY OF DAVIDSON
     Personally appeared before me, the undersigned authority, John C. Neff, who, being to me well known and who acknowledged before me that he is a party to the above and foregoing Articles of Incorporation, and further acknowledged the said Articles to be his free act and deed as the signer thereof, and that the facts therein stated are true.
     WITNESS my hand and official seal at Nashville, Davidson County, State of Tennessee, this 16th day of August, 1973.

/s/ Peggy Smith

Notary Public, State of Tennessee
My commission expires: 8/12/74
STATE OF TENNESSEE
COUNTY OF DAVIDSON
     Personally appeared before me, the undersigned authority, Thomas F. Frist, Jr., who, being to me well known and who acknowledged before me that he is a party to the above and foregoing Articles of Incorporation, and further acknowledged the said Articles to be his free act and deed as the signer thereof, and that the facts therein stated are true.
     WITNESS my hand and official seal at Nashville, Davidson County, State of Tennessee, this 16th day of August, 1973.

/s/ Peggy Smith

Notary Public, State of Tennessee
My commission expires: 8/12/74
STATE OF TENNESSEE
COUNTY OF DAVIDSON
     Personally appeared before me, the undersigned authority, Robert P. Brueck, who, being to me well known and who acknowledged before me that he is a party to the above and foregoing Articles of Incorporation, and further acknowledged the said Articles to be his free act and deed as the signer there, and that the facts therein stated are true.
     WITNESS my hand and official seal at Nashville, Davidson County, State of Tennessee, this 16th day of August, 1973.

/s/ Peggy Smith

Notary Public, State of Tennessee
My commission expires: 8/12/74

     The Company will receive none of the proceeds from the resales made by any of the foregoing persons. The offering and resales of the shares to which the combined Prospectus relates may be made to the public, from time to time, on the New York Stock Exchange, other securities exchanges, in the over-the-counter market or in negotiated transactions, at prices and terms then obtainable through brokers or otherwise. For further information regarding these offerings, see the respective Cover Pages of the Prospectuses.
CAPITALIZATION
     The following table sets forth the capitalization of the Company at December 31, 1973:

	(dollars in thousands)
Short-Term Debt:
Current maturities of long-term debt, including $3,862,000 due under construction loans (1)	$8,441
Long-Term Debt (1):
Construction (2):
Revolving lines of credit, interest at prime rate plus 1% ($35 000 000 authorized)	19,871
To banks and others, interest at prime rate	12,575
Mortgage notes (4):
9 1/2% mortgage notes maturing through 1992	25,864
9 1/4 mortgage notes maturing from 1975 through 1993 (3)	11,481
7 3/4% mortgage notes maturing through 1991	13,731
5 1/4% to 9 3/4% mortgage notes maturing through 1997	49,958
Lease obligations underlying Industrial Revenue Bonds maturing through 1993, 4 1/4% to 8 1/2%	30,615
Other indebtedness, 5 1/2% to 9 1/4%	2,159

	$174,695

Common Stock, $1 par value — 30,000,000 shares authorized	9,126,461	(5)

(1)	See Note C of Notes to Consolidated Financial Statements for additional information regarding maturities of long-term debt through December 31, 1978.

(2)	The Company is a party to two revolving lines of credit agreements under which participating banks have agreed to lend, through June 30, 1974, up to an aggregate of $35,000,000 to be used for interim financing for construction of hospitals and physicians offices. The agreements provide that the amount outstanding on June 30, 1974 will be converted into a term loan which will be payable in quarterly installments commencing on September 30, 1974 and ending on June 30, 1975.

Although not a written provision of the loan agreements, the Company has various informal compensating balance arrangements with the banks participating in the revolving credit and term loans and with those extending unsecured lines of credit.’ These arrangements provide that the Company will maintain average cash balances ranging from 10% to 20% of the banks’ commitments under these lines. During the year ended December 31, 1973, the average of such cash balances was $8,517,000 based on the banks’ ledgers and $6,599,000 based on the Company’s

5

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted in compliance with said Act:
     First — That FERRY PASS HOSPITAL, INC. desiring to organize under the laws of the State of Florida with its principal office, as indicated in its articles of incorporation, in the City of FERRY PASS, County of Escambia, State of Florida, has named C T CORPORATION SYSTEM, 100 Biscayne Blvd., City of Miami, County of Dade, State of Florida 33132, as its agent to receive service of process within this state.
ACKNOWLEDGEMENT:
     Having been named to receive service of process for the above named corporation at the place designated in this certificate, I hereby agree to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

C T CORPORATION SYSTEM
By	/s/ George F. Robinson
(Resident Agent)
George F. Robinson Assistant Secretary

DEPARTMENT OF STATE i, RICHARD {DICK} STONE, Secretary of State of the State of Florida, do hereby certify that the following is a true and correct copy of Certificate of Amendment to Articles of Incorporation of FERRY PASS HOSPITAL, INC. a corporation organized and existing under the Laws of the State of Florida, changing its corporate name to WEST FLORIDA HOSPITAL, INC., filed on the 5th day of November A. D., 1973, as shown by the records of this office. GIVEN under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the 5th day of November,

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FERRY PASS HOSPITAL, INC.
     FERRY PASS HOSPITAL, INC., a corporation organized and existing under and by virtue of the laws of the State of Florida DOES HEREBY CERTIFY:
     1. That at a meeting duly convened and held, the board of directors of said FERRY PASS HOSPITAL, INC. adopted a resolution setting forth a proposed amendment to the certificate of incorporation of said corporation, declaring its advisability and calling a meeting of the stockholders of the said corporation for consideration thereof.
     2. That thereafter, pursuant to such call of the board of directors, and waiver of notice signed by all of the stockholders of the corporation entitled to vote a special meeting of the stockholders of said corporation was held, at which meeting the following resolution adopting the amendment proposed by the board of directors was offered:
     RESOLVED, That the proposal of the board of directors that the certificate of incorporation of this corporation be amended by changing corporate name be and it hereby is adopted and the certificate of incorporation of this corporation is hereby amended by changing the Article numbered “Article I” of the certificate of incorporation so that said Article numbered “Article I”, as amended shall be and read as follows:
     “Article I. Name. The name of the Corporation is: WEST FLORIDA HOSPITAL, INC.”
     3. That a vote of the stockholder of record entitled to vote, present in person or represented by proxy, was taken for and against the resolution so offered and the amendment therein contained, and upon the canvassing of the votes it appeared that stockholder of record holding stock in the corporation entitling it to exercise [ILLEGIBLE]

and entitled to vote, had voted in favor of the amendment
     IN WITNESS WHEREOF, said FERRY PASS HOSPITAL, INC. does hereby make this certificate under its corporate seal and the hand of John C. Neff its President and the hand of Charles L. Kown its Secretary, the said President and the said Secretary hereby hereunto set their hands and cause the corporate seal of the corporation to be hereunto affixed this 1st day of November, 1973.

FERRY PASS HOSPITAL, INC.
/s/ John C. Neff
John C. Neff, President

/s/ Charles L. Kown
Charles L. Kown, Secretary

(THIS CORPORATION HAS NO SEAL)

STATE OF TENNESSEE

ss:

COUNTY OF DAVIDSON
     I, Peggy Jean Parker, a notary public in and for the state and county aforesaid, hereby certify that John C. Neff and Charles L. Kown personally known to me to be President and Secretary respectively, of FERRY PASS HOSPITAL, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officers executed the foregoing certificate of amendment this day, personally appeared before me and acknowledged before me that they executed said certificate of amendment as such officers, in the name of and for and on behalf of said corporation freely and voluntarily for the uses and purposes therein expressed, and with full authority so to do.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 1st day of November, 1973.

/s/ Peggy Jean Parker
Notary Public

My commission expires: 10/29/75

(Notary Seal)

State of Florida

Department of State

I certify that the attached is a true and correct copy of Certificate of Amendment to the Articles of Incorporation for WEST FLORIDA HOSPITAL, INC., changing its name to WEST FLORIDA REGIONAL MEDICAL CENTER, INC., a Florida corporation, filed on October 9, 1984, as shown by the records of this office.

The charter number of this corporation is 433464.

George Firestone
Secretary of State

CER-101

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
WEST FLORIDA HOSPITAL, INC.
     Pursuant to the provisions of the Florida General Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:
1.	The name of the corporation is West Florida Hospital, Inc.

2.	The amendment adopted is to change the name of said corporation to West Florida Regional Medical Center, Inc.

3.	The amendment was duly adopted by the unanimous vote of the sole stockholder at a special meeting on September 17, 1984.
DATED: September 17, 1984.

WEST FLORIDA HOSPITAL, INC.
By:	/s/ John H. Tobin
John H. Tobin, Jr., President

By:	/s/ Bettye D. Daugherty
Bettye D. Daugherty, Secretary

STATE OF TENNESSEE	)
) SS:
COUNTY OF DAVIDSON	)
     I, Peggy Jean Parker, a Notary Public do hereby certify that on this 17th day of September, 1984, personally appeared before me Bettye D. Daugherty, who, being by me first duly sworn, declared that she is the Secretary of West Florida Hospital, Inc., that she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

/s/ Peggy Jean Parker
Notary Public
(NOTARIAL SEAL)

My Commission Expires: 7/18/87